SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) §240.14a-12

OURPET’S COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2008

Dear Fellow Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of OurPet’s Company on Friday, May 30, 2008, starting at 9:00 A.M. local time at our offices at 1300 East Street, Fairport Harbor, Ohio 44077.

As more fully described in the attached Notice of Annual Meeting and the accompanying Proxy Statement, the principal business to be addressed at the meeting is the election of directors, the ratification of the appointment of our independent auditors for 2008, and the approval of the adoption of the 2008 stock option plan.

In addition, our management will report on our results and will be available to respond to your questions.

Your vote is important to us. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of OurPet’s Company, I would like to thank you for your support and confidence and look forward to seeing you at the meeting.

Sincerely,

DR. STEVEN TSENGAS

Chairman of the Board, President

and Chief Executive Officer

OURPET’S COMPANY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 30, 2008

To the Shareholders of OurPet’s Company:

The Annual Meeting of the Shareholders of OurPet’s Company, a Colorado corporation, will be held on Friday, May 30, 2008, at our offices at 1300 East Fairport Harbor, Ohio 44077, beginning at 9:00 A.M. local time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting or until their successors are duly elected and qualified;

2.	To ratify the appointment of S.R. Snodgrass, A.C. as our independent auditor for the fiscal year ending December 31, 2008;

3.	To approve the adoption of the 2008 Stock Option Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 30, 2008, are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, please sign and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for your convenience. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

KONSTANTINE A. TSENGAS

Secretary

Fairport Harbor, Ohio

May 6, 2008

OURPET’S COMPANY

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at the 2008 Annual Meeting of Shareholders to be held on Friday, May 30, 2008, and any postponements or adjournments of the meeting.

This proxy statement and the accompanying Chairman’s Letter, Notice and Proxy Card, together with our annual report on Form 10-KSB for the year ended December 31, 2007, are being sent to our shareholders beginning on or about May 9, 2008.

QUESTIONS AND ANSWERS

Q:	WHEN AND WHERE IS THE ANNUAL MEETING?

A:	Our 2008 Annual Meeting of Shareholders will be held on Friday, May 30, 2008, at 9:00 A.M. local time, at our offices at 1300 East Street, Fairport Harbor, Ohio 44077.

Q:	WHAT ARE SHAREHOLDERS VOTING ON?

A:	Proposal One: Election of five directors—Joseph T. Aveni, Dr. William M. Fraser, James D. Ireland III, John Spirk and Dr. Steven Tsengas;

Proposal Two: Ratification of S.R. Snodgrass, A.C. as our independent auditor for the fiscal year ending December 31, 2008; and

Proposal Three: Approval of the adoption of the 2008 Stock Option Plan.

If a proposal other than the listed proposals are presented at the annual meeting, your signed proxy card gives authority to Konstantine S. Tsengas to vote on any additional proposal.

Q:	WHO IS ENTITLED TO VOTE?

A:	Shareholders as of the close of business on April 30, 2008, the record date, are entitled to vote at the annual meeting. Each share of common stock is entitled to one vote.

Q:	HOW DO I VOTE?

A:	Sign and date each proxy card you receive and return it in the prepaid envelope. If you do not mark any selections, your proxy card will be voted in favor of the proposal. You have the right to revoke your proxy any time before the meeting by:

•	notifying our Secretary,

•	voting in person, or

•	returning a later-dated proxy.

If you return your signed proxy card, but do not indicate your voting preferences, Konstantine S. Tsengas will vote FOR the proposals on your behalf.

Q:	WHO WILL COUNT THE VOTE?

A:	John G. Murchie, our Vice President, Treasurer and Controller, will be responsible for tabulating the vote count as election inspector.

Q:	WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD?

A:	The number of shares printed on your proxy card(s) represents all your shares. Receipt of more than one proxy card means that your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	WHAT CONSTITUTES A QUORUM?

A:	As of the record date, 15,246,984 shares of our common stock were outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. If you are present or represented by a proxy at the annual meeting and you abstain, your abstention will have the same effect as a vote against the ratification of our independent auditor and approval of the adoption of our 2008 Stock Option Plan (Proposal Two and Proposal Three). “Broker non-votes” will not be part of the voting power present, but will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote on a particular matter. “Broker non-votes” are not counted for purposes of electing directors (Proposal One).

Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:	All shareholders as of the record date, April 30, 2008, can attend.

Q:	WHAT PERCENTAGE OF STOCK ARE THE DIRECTORS AND OFFICERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Together, they own 8,715,778 shares of our common stock, or 57.2% of the stock entitled to vote at the annual meeting. (See pages 13 and 14 for more details.)

Q:	WHO ARE OUR LARGEST PRINCIPAL SHAREHOLDERS?

A:	Dr. Steven Tsengas, our Chairman of the Board, President and Chief Executive Officer and his wife, Evangelia S. Tsengas, beneficially own 5,129,639 shares of our common stock, including 1,178,469 warrants and options that are presently exercisable, or will become exercisable in the next 60 days, or 31.2%, as of the record date.

Pet Zone Products, Ltd. beneficially owns 5,964,316 shares of our common stock, including 2,882,316 warrants that are presently exercisable, or 32.9%, as of the record date. James D. Ireland III, a director of OurPet’s, is the Chairman and a Managing Director of Capital One Partners, LLC, a private equity investment firm that owns a majority of the membership interests in Pet Zone, and may be deemed to beneficially own the shares of common stock owned by Pet Zone. Mr. Ireland disclaims beneficial ownership of the shares of common stock owned by Pet Zone.

Q:	WHEN IS A SHAREHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 10, 2008, to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077, and must be in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934. (See page 18 for more details.)

Q:	HOW DO I COMMUNICATE WITH THE BOARD OF DIRECTORS?

A:	Shareholders may send communications to our Board to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077. (See page 18 for more details.)

Q:	HOW DO I NOMINATE SOMEONE TO BE A DIRECTOR OF OURPET’S?

A:	Any shareholder may recommend any person as a nominee for director by writing to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077. Recommendations for next year’s annual meeting must be submitted in writing no later than March 7, 2009. (See page 8 for more details.)

Q:	WHO PAYS FOR THE SOLICITATION EXPENSES?

A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers and employees. These people will receive no additional compensation for these services, but will be reimbursed for any expenses incurred by them in connection with these services.

PROPOSAL ONE

ELECTION OF DIRECTORS

At this annual meeting, five directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Nominees for election this year are Joseph T. Aveni, Dr. William M. Fraser, James D. Ireland III, John Spirk and Dr. Steven Tsengas. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified. See below for more information.

If any director to be elected is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for the substitute director. We need the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the annual meeting to elect directors.

The Board of Directors recommends that you vote FOR Mr. Aveni, Dr. Fraser, Mr. Ireland, Mr. Spirk and Dr. Tsengas.

STRUCTURE AND PRACTICES OF

BOARD OF DIRECTORS

Certain information about the nominees to be elected by our shareholders is set forth below.

Name	Age	Position	Director Since
Dr. Steven Tsengas	70	Chairman, President, Chief Executive Officer and Director	1998
Joseph T. Aveni	76	Director	1998
Dr. William M. Fraser	50	Director	2007
James D. Ireland III	58	Director	2006
John Spirk	59	Director	2006

Dr. Steven Tsengas has served on our Board of Directors since the merger with Manticus, Inc. in 1998 and also was a director of our predecessor company since it was incorporated in 1985. Dr. Tsengas has also served as Chairman, President and Chief Executive Officer since the merger in 1998. Dr. Tsengas received his BS in Industrial Engineering from the State of New York University at Buffalo, his MS in Business from the University of Rochester, W. Simon Graduate School of Management, and his Ph.D. degree in Natural Health from Clayton College of Natural Health. He holds numerous patents, has taught and lectured at various colleges and was elected to the National Inventors Hall of Fame. He is active in numerous professional, community and technical associations, including the Ohio Venture Association, American Naturopathic Medical Association, the Coalition for Natural Health, the Lake County Development Council and the Lake County Workforce Development Council. His son, Konstantine S. Tsengas, serves as OurPet’s Vice President of Operations and Secretary.

Joseph T. Aveni has served on our Board of Directors since November 1998. He has been the Chairman Emeritus of First Realty Property Management LLP since 1997. He was the Chairman and Chief Executive Officer of Realty One from 1990 to 2001 and served on the Board of Directors of the Cleveland Ballet and the Greater Cleveland Growth Association. He has served as President of Property Management Division of FIABCI and of National Institute of Real Estate Management, as a member of the Board of Directors of the National Association of Realtors, as Chairman of the Genesis Relocation Services and as a member of the Leadership Cleveland Class of ‘92. He has received the Distinguished Service Award and Realtor of the Year Award from the Association of Realtors and the Franklin Delano Roosevelt Award for Excellence from the March of Dimes.

Dr. William M. Fraser has served on our Board of Directors since February 2007. Dr. Fraser received his Bachelor of Science in Chemistry from John Carroll University and his Doctor of Veterinary Medicine from the Ohio State University, College of Veterinary Medicine. Dr. Fraser has been the President and Owner of

Companion Pet Care Centers in Ohio since 1986 and he is a member of the American Veterinary Medical Association and the Ohio Medical Association where he serves on the Practice Act Task Force. Dr. Fraser also is a contributing author for petEncyclopedia and several journals and has made extensive appearances on radio and television programs.

James D. Ireland III is the Chairman and Managing Director of Capital One Partners, LLC and Early Stage Partners, Cleveland-based private equity investment firms he founded in 1993 that specialize in early stage and middle market companies. Mr. Ireland served as Chairman of Pet Zone Products, Ltd., a pet supply products manufacturer and distributor, acquired by us in January 2006. He is also a director of Cleveland-Cliffs, Inc., a publicly traded manufacturing company, and other privately held companies funded by Capital One and Early Stage Partners.

John Spirk is Co-Founder and Co-President of Nottingham-Spirk Design Associates, one of the leading product invention and development groups in the United States. Nottingham-Spirk is responsible for the creation of hundreds of successful products with over 400 commercialized patents and combined product sales of over $30 billion. Clients of Nottingham-Spirk have included Fortune 500 companies as well as fast growth entrepreneurial firms.

2007 Director Compensation

In 2005, 2006, and 2007, directors who were full-time employees of the Company received no cash compensation for services rendered as members of the Board of Directors or a committee thereof. Directors who were not full-time employees of OurPet’s received reimbursement of out-of-pocket expenses for their attendance at Board of Director meetings. Non-employee directors received compensation in 2007 in the form of 16,401 warrants to Mr. Aveni for his services in 2005, 2006, and the first four months of 2007, 9,372 warrants each to Mr. Ireland and Mr. Spirk for their services in 2006 and the first four months of 2007, and 1,464 warrants to Dr. Fraser for his services in the first four months of 2007, all at an exercise price of $1.444.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
Joseph T. Aveni	—	—	—	—	—	4,181	4,181
Dr. William M. Fraser	—	—	—	—	—	373	373
Jamie D. Ireland III	—	—	—	—	—	2,389	2,389
John Spirk	—	—	—	—	—	2,389	2,389

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) for warrants granted in 2007.

Director Independence

The Board of Directors has determined and confirmed that each of Mr. Aveni, Dr. Fraser, Mr. Ireland and Mr. Spirk do not have a material relationship with OurPet’s that would interfere with the exercise of independent judgment and are independent pursuant to applicable laws and regulations and the listing standards of Nasdaq.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of copies of reports furnished to OurPet’s or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in 2007.

Attendance of the Board of Directors at Meetings

In 2007, the Board of Directors met five times and acted by unanimous written consent three times. During 2007, all members of the Board of Directors participated in all Board meetings.

Directors are also strongly encouraged to attend the annual meeting of shareholders, either in person or by teleconference. All directors attended last year’s annual meeting either in person or by teleconference.

Committees of the Board of Directors

Compensation Committee

The Board of Directors has established a compensation committee, which makes recommendations to the Board with respect to general compensation and benefit levels for employees, determines the compensation and benefits for OurPet’s executive officers and administers our stock option plan. The members of this committee in 2007 were Joseph T. Aveni, Dr. William M. Fraser, and Dr. Steven Tsengas. The compensation committee met once in 2007. A description of the committee’s functions begins on page 9 of this proxy statement.

Audit Committee

A description of the audit committee is contained in the following audit committee report.

AUDIT COMMITTEE REPORT

The Board of Directors has established an audit committee, which meets with financial management and our independent registered public accounting firm to make recommendations to the Board regarding the quality and integrity of our financial statements, review the results and scope of audit and any other services provided by our independent registered public accounting firm and review and evaluate our internal control functions. The audit committee also oversees the qualifications and independence of our independent registered public accounting firm, or independent auditors, S.R. Snodgrass, A.C. The audit committee is also directly responsible for the engagement of the independent auditor and considers and approves all services performed by the independent auditor. The members of this committee in 2007 were Mr. Aveni, Mr. Ireland and Mr. Spirk. The audit committee met twice in 2007.

The audit committee operates under a written charter setting forth the committee’s composition, responsibilities and authority. This charter was adopted by OurPet’s on February 6, 2004 to fully comply with new SEC rules and adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the audit committee. A copy of the Audit Committee’s charter can be found on our website at www.ourpets.com.

The directors who serve on the audit committee have no financial or personal ties to OurPet’s other than as described in this proxy statement. The Board of Directors has determined all members of the audit committee in 2007 satisfied the regulations of Nasdaq governing audit committee composition, including the requirement that all committee members be “independent” as defined in applicable Nasdaq regulations. In addition, the Board has determined that Mr. Aveni is an audit committee financial expert as defined by the SEC.

The audit committee: (1) reviewed and discussed with management and S.R. Snodgrass, our independent auditors, our audited financial statements for the year ended December 31, 2007; (2) discussed with S.R. Snodgrass the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from S.R. Snodgrass required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (4) considered whether the provision of non-audit services is compatible with maintaining the auditor’s independence; and (5) discussed with the auditors the auditor’s independence.

Based on the review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007, be included in OurPet’s Annual Report on Form 10-KSB for filing with the Securities and Exchange Commission.

Audit Committee

JOSEPH T. AVENI

JAMES D. IRELAND III

JOHN SPIRK

Audit Committee Pre-Approval Policies and Procedures

Before the auditors are engaged by OurPet’s to render audit or permissible non-audit services, the audit committee approves the engagement. The audit committee also reviews the scope of any audit and other assignments given to our auditors to assess whether these assignments would affect their independence. In 2007, our audit committee reviewed all services provided by S.R. Snodgrass to ensure that they were within the scope previously approved by the audit committee.

Director Nominating Process

We do not have a nominating committee of the Board of Directors. Instead, the Board believes it is in the best interests of OurPet’s to rely on the insight and expertise of all directors in the nominating process. Generally, the Chairman of the Board recommends qualified candidates for director to the full Board and nominees are approved by a majority of the Board, including Mr. Aveni, Dr. Fraser, Mr. Ireland and Mr. Spirk, who are independent directors as defined by Nasdaq. Nominees are not required to possess specific skills or qualifications, however, nominees are recommended and approved based on various criteria including relevant skills and experience, personal integrity and ability and willingness to devote their time and efforts to OurPet’s. Qualified nominees are considered without regard to age, race, color, sex, religion, disability or national origin. We do not use a third party to locate or evaluate potential candidates for director.

It is the policy of the Board of Directors to consider nominees recommended by shareholders according to the same criteria. A shareholder desiring to nominate a director for election at our 2009 annual meeting of shareholders must deliver a written notice to our Secretary at our offices located at 1300 East Street, Fairport Harbor, Ohio 44077 no later than March 7, 2009. Such notice must include as to each person the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the written consent of the person, consenting to be named in the proxy as a nominee and to serve as a director;

•	the class and number of our shares beneficially owned by the person, if any; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act;

and as to the shareholder giving the notice:

•	the name and record address of the shareholder; and

•	the class and number of our shares beneficially owned by the shareholder;

We may require any proposed nominee to furnish additional information required by us to determine the eligibility of the proposed nominee to serve as our director.

Code of Ethics

On February 6, 2004, our Board of Directors adopted a code of conduct and ethics that applies to all officers, directors and employees of OurPet’s, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. A copy of our Code of Ethics can be found on our website at www.ourpets.com.

EXECUTIVE OFFICERS

Below are the names, ages, positions and certain other information concerning our current executive officers:

Name	Age	Position
Dr. Steven Tsengas *	70	Chairman of the Board, President, Chief Executive Officer and Director
Konstantine S. Tsengas	43	Vice President of Operations and Secretary
Scott T. Fitzhugh	33	Vice President of Sales and Marketing
John G. Murchie	70	Vice President, Treasurer and Controller

*	Biographical information for Dr. Tsengas can be found under “Board of Directors.”

Konstantine S. Tsengas has been our Vice President of Operations and Secretary since the merger with Manticus in 1998 and served in the same capacities with our predecessor company since 1995. Mr. Tsengas received his BS in Industrial Engineering from the University of Toledo and has completed graduate level courses in marketing and organizational behavior at Cleveland State University. He is the son of Dr. Steven Tsengas, our Chairman, President and Chief Executive Officer.

Scott T. Fitzhugh has been our Vice President of Sales and Marketing since October of 2006. From 2002 through 2006, Mr. Fitzhugh had been in the OurPet’s sales and marketing department as National Sales Manager and then Business Manager—Mass Markets. Previously, Mr. Fitzhugh had been in a sales capacity with several independent sales brokerage companies, representing a wide variety of consumer products. Mr. Fitzhugh received his BS in Business Management from the University of Toledo.

John G. Murchie has been Vice President of OurPet’s since 2002 and Treasurer and Controller since January of 2000. From 1995 through 1999, Mr. Murchie served as Acting Chief Financial Officer, Controller and Chief Administrative Officer of Conversion Technologies International, Inc. and one of its subsidiaries. Mr. Murchie received his BS in Business Administration from Miami University of Ohio.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview of Compensation Program

The compensation committee of our Board of Directors has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The purpose of the committee is to assist the Board in discharging its responsibilities relating to the compensation of the chief executive officer and our other executive officers who directly report to the CEO. Throughout this proxy statement, the individuals who serve as our chief executive officer and Vice President of Operations are also referred to as “named executive officers” and are included in the summary compensation table on page 11. The compensation committee does not have a charter.

Compensation Philosophy

Our compensation philosophy is designed to provide an executive compensation structure and system that is both competitive in the marketplace and also internally equitable based upon the weight and level of responsibilities in the respective executive positions. Our philosophy is designed to also attract, retain and motivate qualified executives within this structure. We reward executives for outstanding performance-to-objectives and business results through financial and other appropriate management incentives while aligning our financial results and compensation paid to our executive officers with the enhancement of shareholder value. Finally, our compensation philosophy is designed to structure the compensation policy so that executive officers’ compensation is dependent, in one part, on the achievement of current year business plan objectives and, in another part, on the long-term increase in shareholder value.

Executive Compensation Components

The principal components for the compensation of our executive officers are:

•	base salary

•	annual cash incentives (profit sharing plan); and

•	long-term incentives (stock option awards).

Base Salary

We provide executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges are determined for each executive officer based upon his position, responsibility and unique value and historical contributions to our success. In addition, the base salaries of the executive officers are periodically reviewed and measured against market data provide by outside consultants. Our compensation committee reviews salaries annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Profit Sharing Plan

We provide executive officers and all other employees with our profit sharing plan to focus everyone on achieving our key corporate financial objectives. Profit sharing, if any, is determined and paid on an annual basis after completion of our fiscal year. The committee has based profit sharing for our employees primarily on certain overall financial growth targets because it believes that as a growth company, we should reward growth.

Stock Option Awards

Our stock option plan encourages participants to focus on our long-term performance and provides an opportunity for executive officers and all other employees to increase their ownership in OurPet’s through grants under the stock option plan. The purposes of the stock option plan are to provide additional incentive to executive officers and all other employees to make contributions that are essential to the continued growth and success of our business, to motivate employees to perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in our long-term growth and profitability.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurances and 401-k plan.

Employment Agreements

Other than our standard form of non-competition and confidentiality agreement, we do not have any employment contracts with our executive officers, including any compensatory plans or arrangements resulting from the resignation, retirement or other terminations of the executive officers.

2007 Summary Compensation

The following table summarizes the total compensation paid or earned to our named executive officers for the fiscal year ended December 31, 2007. No other officer earned more than $100,000 in total compensation for the fiscal year ended 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Dr. Steven Tsengas Chairman, President and Chief Executive Officer	2007	139,583	—	12,000	7,056	158,639
	2006	111,000	—	12,000	10,646	133,646

Konstantine S. Tsengas Vice President of Operations and Secretary	2007 2006	95,833 84,167	— —	3,375 3,375	5,142 7,505	104,350 95,407

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with FAS 123(R) for option awards granted under the Stock Incentive Plan and thus include amounts from awards granted in and prior to 2007. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnotes to the Company’s audited financial statements for the fiscal year ended December 31, 2007 included in the Company’s Annual Report on Form 10-KSB filed with the SEC on March 28, 2008.
(2)	Includes $5,660 representing Dr. Tsengas’ share of the 8 percent profit sharing plan for 2007, based upon OurPet’s net income before litigation expense and taxes and $1,396 in company contributions to a 401-k plan for Dr. Tsengas, $4,184 representing Mr. K. Tsengas’ share of the profit sharing plan for 2007 and $958 in company contributions to a 401-k plan.

Outstanding Equity Awards at December 31, 2007

The following table summarizes information with respect to the stock options held by our named executive officers as of December 31, 2007. Our named executive officers did not hold any stock awards as of December 31, 2007.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date(2)
Name	Exercisable	Unexercisable
Dr. Steven Tsengas	200,000	100,000	—	0.35	04/28/09
	133,334	66,666	—	0.29	10/01/09
Konstantine S. Tsengas	100,000	50,000	—	0.29	10/01/09

(1)	We grant stock options at exercise prices equal to or greater than the fair market value of our common stock on the date of grant.
(2)	The options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

Equity Compensation Plan Information as of April 30, 2008

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,032,500	$0.389	301,167
Equity compensation plans not approved by security holders	95,986	0.927	-0-

Total	1,128,486	$0.434	301,167

The equity compensation plans not approved by security holders include the issuance in 2002 of 25,825 warrants to purchase shares of our common stock at $1.210 per share which expire on August 2, 2009 to an unrelated firm as payment in full for investor relations services, the issuance in 2006 of 20,161 warrants to purchase shares of our common stock at $0.496 per share which expire on April 20, 2013 to an unrelated firm as partial payment for public and investor relations services, and the issuance in 2008 of 50,000 warrants to purchase shares of our common stock at $0.950 per share which expire on January 11, 2013 to our intellectual property counsel as partial payment for legal services.

PRINCIPAL SHAREHOLDERS

The following table sets forth the amount and nature of the beneficial ownership of our common stock as of April 30, 2008 by:

•	each person known by us to own more than 5% of the outstanding shares,

•	each director,

•	each executive officer, and

•	all our directors and executive officers as a group.

	Beneficial Ownership(1)
Name and Address(2)	Common	Preferred(3)	Options and Warrants(4)	Total	Percent
Dr. Steven Tsengas(5)	3,199,318	—	1,006,778	4,206,096	25.9%
Pet Zone Products Ltd. 1801 East 9th St, Suite 1700 Cleveland, Ohio 44114	3,082,000	—	2,882,316	5,964,316	32.7%
James D. Ireland III(6)	3,082,000	—	2,954,188	6,036,188	33.2%
Nicholas S. Tsengas(7)	1,147,890	—	60,379	1,208,269	7.9%
Konstantine S. Tsengas(8)	1,099,152	—	160,379	1,259,531	8.2%
Joseph T. Aveni	459,452	—	108,462	579,914	3.7%
John G. Murchie	14,000	—	33,334	47,334	*
Scott T. Fitzhugh	10,000	—	38,334	48,334	*
John Spirk(9)	96,004	—	71,872	167.876	1.1%
Dr. William M. Fraser	4,000	—	13,964	17,964	*
Evangelia S. Tsengas(10)	751,852	—	171,691	923,543	6.0%
All directors and officers as a group (8 individuals)	8,715,778	—	4,559,002	13,274,780	67.0%

*	Less than 1%.
(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.
(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077.
(3)	Each share of preferred stock is convertible into 10 shares of common stock. Preferred stock is nonvoting unless and until converted into common stock.
(4)	Includes options to purchase our common stock issued under the 1999 Stock Option Plan and common stock subject to warrants that are presently exercisable or will become exercisable in 60 days.
(5)	Includes 3,179,558 shares of common stock, 433,334 options and 444,586 warrants owned by Dr. Tsengas. Also includes 19,760 shares of common stock and 128,858 warrants owned by Senk Properties in which Dr. Tsengas is a partner. The number of shares of common stock and warrants owned by Senk Properties attributed to Dr. Tsengas is based on his ownership percentage of 52%. Dr. Tsengas is the husband of Evangelia S. Tsengas and may be considered the beneficial owner of her shares.
(6)	Includes 9,372 warrants owned by Mr. Ireland. All shares of common stock and 2,882,316 warrants included are owned by Pet Zone Products, Ltd. Mr. Ireland is Pet Zone’s Chairman of the Board and a Managing Director of Capital One Partners, LLC, a private equity investment firm that owns a majority of the membership interests in Pet Zone. Mr. Ireland disclaims beneficial ownership of the shares of common stock and warrants owned by Pet Zone. Includes 62,500 warrants owned by Capital One Partners, LLC of which Mr. Ireland is a Managing Director. Mr. Ireland disclaims beneficial ownership of the warrants owned by Capital One Partners.

(7)	Includes 1,004,703 shares of common stock and 5,258 warrants owned by Nicholas Tsengas and 6,840 shares of common stock and 44,605 warrants owned by Senk Properties in which Nicholas Tsengas is a partner, based on his ownership percentage of 18%. Also includes 136,347 shares of common stock and 10,516 warrants owned by Mr. Tsengas’s daughters.
(8)	Includes 997,903 shares of common stock, 100,000 options and 5,258 warrants owned by Konstantine Tsengas and 6,840 shares of common stock and 44,605 warrants owned by Senk Properties in which Mr. Tsengas is a partner, based on his ownership percentage of 18%. Also includes 94,409 shares of common stock and 10,516 warrants owned by Konstantine Tsengas’s daughter and son.
(9)	Includes 45,550 shares of common stock and 9,372 warrants owned by John Spirk, 50,454 shares of common stock owned by Nottingham-Spirk Design Associates, and 62,500 warrants owned by Spirk Ventures Ltd. Mr. Spirk is Co-Founder and Co-President of Nottingham-Spirk. Mr. Spirk disclaims beneficial ownership of the shares of common stock owned by Nottingham-Spirk. Mr. Spirk is also a significant owner in Pet Zone Products, Ltd.
(10)	Includes 742,792 shares of common stock and 141,955 warrants owned by Evangelia S. Tsengas, Dr. Tsengas’s wife, and 4,560 shares of common stock and 29,736 warrants owned by Senk Properties in which Evangelia S. Tsengas is a partner, based on her ownership percentage of 12%. Mrs. Tsengas is the wife of Dr. Tsengas and may be considered the beneficial owner of his shares.

PROPOSAL TWO

RATIFICATION OF INDEPENDENT AUDITORS

Our audit committee, following a review of our independent auditor’s performance and qualifications, has selected, and the Board of Directors has ratified, S.R. Snodgrass, A.C. as our independent auditors for the year ending December 31, 2008. S.R. Snodgrass has audited our financial statements since 1998. The audit committee and the Board of Directors believe that S.R. Snodgrass’ long-term knowledge of OurPet’s is invaluable. Representatives of S.R. Snodgrass will attend the annual meeting to answer appropriate questions and make a statement if they desire.

Although our bylaws do not require the selection of independent accountants to be submitted to shareholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of shares present in person or by proxy and entitled to vote at the meeting in order to ratify S.R. Snodgrass as our independent accountants for the fiscal year ending December 31, 2008. If the resolution is rejected, or if S.R. Snodgrass declines to act or becomes incapable of action, or if the Board decides in its discretion to discontinue the employment of S.R. Snodgrass, the Board will appoint other independent accountants whose continued employment after the next annual meeting of shareholders will be subject to ratification by you.

The Board of Directors recommends that you vote FOR the ratification of S.R. Snodgrass, A.C. as our independent accountants for the fiscal year ending December 31, 2008.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees billed to us by S.R. Snodgrass, A.C. for the fiscal years ended December 31, 2007 and 2006:

Category	2007	2006
Audit Fees	$53,165	$64,338
Audit-Related Fees	—	—
Tax Fees	95	100
All Other Fees	957	4,550

Total Fees	$54,217	$68,988

Audit Fees.    These fees comprise professional services rendered in connection with the audit of our financial statements and the review of our quarterly financial statements on Form 10-QSBs that are customary under generally accepted auditing standards.

Tax Fees.    These fees comprise professional services rendered in connection with tax compliance reviews.

All Other Fees.    These fees comprise professional services rendered in connection with the filing of our Form S-8 for the 1999 Stock Option Plan.

PROPOSAL THREE

APPROVAL OF THE ADOPTION OF THE 2008 STOCK OPTION PLAN

On May 2, 2008, our Board of Directors approved the 2008 Stock Option Plan (the Plan) subject to shareholder approval. Shareholder approval requires the affirmative vote of the holders of shares having a majority of the voting power of all shares represented at the Annual Meeting. This Plan supersedes the 1999 Stock Option Plan and that no further options will be granted under that plan. The plan will be administered by our compensation committee.

The Plan is intended to encourage directors, officers, consultants, and other key employees of OurPet’s and our subsidiaries to acquire or increase their ownership of our common stock of the Company on reasonable terms. The opportunity to receive options is intended to foster in participants a strong incentive to put forth maximum efforts for the continued success and growth of the company and our subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to OurPet’s and our subsidiaries in the future.

Stock options under the Plan may be granted at the discretion of the Board of Directors. An aggregate of 1,000,000 shares have been reserved for issuance under the Plan. Any shares not issued due to forfeiture or expiration may be reissued in additional options. We grant stock options at exercise prices equal to or greater than the fair market value of our common stock on the date of grant. The options vest one-third on each of the second, third and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant. The Plan will terminate ten years after it is approved by our stockholders. Options outstanding at the end of ten years will be subject to their terms but no additional options may be granted under the Plan after May 2, 2018. This summary of the Plan is subject to the specific provisions of the full text of the Plan as attached as Annex A to the proxy statement.

The Board of Directors recommends a vote “FOR” approval of the adoption of the 2008 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OurPet’s leases a 64,000 square foot warehouse and office facility from a related entity, Senk Properties, a general partnership comprised of Dr. Steven Tsengas, Konstantine S. Tsengas, Evangelia S. Tsengas and Nicholas S. Tsengas. At December 31, 2007, the current monthly rental was $26,667 plus real estate taxes. We entered into a new ten year lease with Senk Properties which was effective upon completion of the 36,000 square foot warehouse expansion on June 1, 2007. The monthly rental is $26,667 for the first two years, $28,417 for the next two years, $30,167 for the next three years, $32,000 for the next two years, and $33,750 for the last year, all plus real estate taxes. We have the option to extend the lease for an additional ten years at a rent amount to be mutually agreed upon. Lease expense was $273,286 for 2007 and $178,926 for 2006.

On January 15, 2007 OurPet’s entered an agreement with Nottingham-Spirk Design Associates, Inc. (NSDA). One of the principals of NSDA is John Spirk, a member of our Board of Directors and a shareholder. Also, NSDA indirectly owns shares of OurPet’s through its ownership in Pet Zone Products, Ltd., a significant shareholder of OurPet’s. The agreement addresses the invoicing and payment of NSDA’s fees and expenses related to the development of certain products on behalf of OurPet’s. Through December 31, 2007, OurPet’s has been invoiced $677,481 by NSDA including $241,125 in deferred payments of which $50,000 was paid with 50,454 shares of our common stock. The balance of the deferred payments is payable as a royalty based upon sales of the developed products. To date our Board of Directors has approved $497,544 of NSDA’s fees and expenses.

On August 17, 2007, we issued 51,332 warrants for the purchase of common stock at $1.450 a share, subsequently adjusted to 51,545 warrants exercisable at $1.444 a share in accordance with the warrant anti-dilution provisions to members of our Board of Directors as compensation for their services in 2005, 2006, and the first four months of 2007 including 16,401 warrants to Mr. Aveni, 9,372 warrants each to Mr. Ireland and Mr. Spirk, and 1,464 warrants to Dr. Fraser. These warrants expire on August 17, 2012.

In 2006, we issued 250,000 warrants for the purchase of common stock at $0.70 a share, subsequently adjusted to 252,161 warrants exercisable at $0.694 a share in accordance with the warrant anti-dilution provisions to Dr. Tsengas in consideration for his guarantee of the increase in our bank line of credit. These warrants expire on August 2, 2013.

In 2005, we issued 50,000 warrants for the purchase of common stock at $0.43 a share, subsequently adjusted to 50,469 warrants exercisable at $0.426 a share in accordance with the warrant anti-dilution provisions, to each of Dr. Tsengas, Mr. Aveni and Mr. Fazio in consideration for their guaranty of OurPet’s bank loan. These warrants expire on November 14, 2012.

On August 28, 2003, we borrowed an additional $100,000 from Mr. Aveni for working capital purposes. This note was due on November 30, 2003 with interest at prime plus 3%. The note due date was extended and it was repaid to Mr. Aveni with accrued interest on December 30, 2003. In connection with this loan, we issued 12,500 warrants for the purchase of common stock at $0.41 a share, subsequently adjusted to 12,844 warrants exercisable at $0.399 a share in accordance with the warrant anti-dilution provisions. These warrants expire on September 4, 2009.

On December 30, 2003 we repaid Beachcraft $75,000 in cash in partial payment for the note dated August 2, 2000 for $150,000. As of February 1, 2004, a new note payable for $75,000 was issued to Beachcraft to replace the remaining balance on the August 2, 2000 note. The new note is due on February 1, 2009 with interest payable quarterly at prime plus 3%. In consideration for this refinancing we issued warrants for the purchase of 56,250 shares of common stock to Beachcraft at an exercise price of $0.30 per share, subsequently adjusted to 57,204 warrants exercisable at $0.295 a share in accordance with the warrant anti-dilution provisions. These warrants were exercised in 2007.

In October 2004, we issued an aggregate total of 70,000 warrants for the purchase of common stock at $0.29 per share, subsequently adjusted after the exercise of 14,246 warrants in 2007 to 57,183 warrants exercisable at $0.284 a share in accordance with the warrant anti-dilution provisions, which expire on October 1, 2012. These warrants were issued to current directors and the special advisor to the Board of Directors as compensation for services.

We believe the terms of the loans and agreements described above are at least as favorable as terms we could have obtained from unaffiliated third parties.

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

A shareholder intending to present a proposal to be included in our proxy statement for our 2009 annual meeting of shareholders must deliver a notice, in accordance with the requirements of our bylaws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than December 10, 2008. The notice must set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the shareholder, and

•	any material interest of the shareholder in such business.

OurPet’s Board of Directors also provides a process for our shareholders to send communications to the Board. Shareholders may mail any communications to our Secretary at 1300 East Street, Fairport Harbor, Ohio 44077. Our Secretary will review all communications and forward to the Board of Directors all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the Board will be forwarded to that director or committee. All other communications will be forwarded to the Chairman for the review of the entire Board.

OTHER MATTERS

Our Board of Directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board of Directors may recommend.

You are urged to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

KONSTANTINE S. TSENGAS

Secretary

May 6, 2008

Annex A

OurPet’s Company

2008 Stock Option Plan

Section 1.	General Purpose of the Plan; Definitions.

The name of the plan is the OurPet’s 2008 Stock Option Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, directors, key employees and consultants of OurPet’s Company (the “Company”) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Administrator” is defined in Section 2.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include, but not be limited to, Options and Restricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Cause” means, and shall be limited to, a vote of the Board to the effect that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement, death or disability) or omission to act by the participant, including without limitation, the commission of any crime, which may have a material and adverse effect on the business of the Company or on the participant’s ability to perform services for the Company, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company.

“Change of Control” is defined in Section 11.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board referred to in Section 2.

“Director” means a member of the Board.

“Effective Date” means May 2, 2008.

“Exercise Date” means the date on the close of business on the day on which the Options shall have been exercised as provided in Section 5.

“Exercise Price” is defined in Section 5.

“Fair Market Value” means the fair market value of a Share as determined in good faith by the Administrator as follows: (i) if the Shares are listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the relevant date, the Fair Market

Value per Share shall be deemed to be the closing market price on the date of grant of the Option or, if no such price is reported on such date, such price on the next preceding business day; or, (ii) if the Shares are not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per Share shall be deemed to be the amount most recently determined by the Board to represent the fair market value per Share (including without limitation a determination for purposes of granting Options or issuing Shares under an employee benefit plan of the Company).

“Incentive Stock Options” shall mean incentive stock options as defined in Section 422 of the Code.

“Incumbent Director” is defined in Section 11.

“Non-Employee Director” shall mean a Director who: (i) is not an officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a), or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a); and (iii) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K, 17 C.F.R. Section 229.404(b).

“Non-Statutory Stock Options” shall mean Options which are not Incentive Stock Options.

“Option” or “Stock Option” (when capitalized) shall mean any option granted under this Plan.

“Option Agreement” is defined in Section 5.

“Optionee” shall mean a person to whom a stock option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Share” means a share of common stock (or other comparable equity interest) of the Company, subject to adjustment pursuant to Section 3.

“Shareholder” means the holder of a Share.

“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

Section 2.	Administration of Plan; Authority to Select Participants and Determine Awards.

(a)    Administration of Plan.    The Plan shall be administered by the Board or, at the discretion of the Board, the Compensation Committee of the Board (the “Committee”). The Board or the Committee, as applicable, shall be referred to herein as the “Administrator.” The Committee shall have all of the powers of the Board with respect to this Plan.

(b)    Authority to Select Participants and Determine Awards.    The Administrator shall have the power and authority, subject to and within the limitations of the express provisions of the Plan, to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the officers, key employees, Directors and consultants of the Company to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Options and Restricted Stock, or any combination of the foregoing, granted to any officer, key employee, Director or consultant;

(iii)    to determine the number of Shares to be covered by any Award granted to an officer, key employee, Director or consultant;

(iv)    to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, key employee, Director or consultant which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v)    to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi)    to extend the period in which Options granted may be exercised;

(vii)    to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)    to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

All decisions, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons, including the Company and Plan participants.

Section 3.	Shares Issuable under the Plan; Mergers; Substitution.

(a)    Shares Issuable.    Subject to the provisions of Sections 3(b) and (c), the maximum number of Shares reserved and available for issuance under the Plan shall be one million (1,000,000). For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted receive no benefits of ownership of the underlying Shares to which the Award related. Shares issued under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b)    Stock Dividends, Mergers, etc.    In the event of any recapitalization, reclassification, split-up or consolidation of Shares, separation (including a spin-off), dividend on Shares payable in Shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Administrator shall make such appropriate adjustments in the exercise prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of Shares with respect to which Awards may be granted (in the aggregate and to individual participants) as the Administrator deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards.

(c)    Substitute Awards.    The Administrator may grant Awards under the Plan in substitution for Share and Share-based awards held by key employees of another corporation who concurrently become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or shares of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

Section 4.	Eligibility.

Participants in the Plan will be Directors and such full or part-time officers and other key employees and consultants of the Company and of its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and who are selected from time to time by the Administrator, in its sole discretion.

Section 5.	Options.

An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Administrator at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. All Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the Shareholders of the Company, whichever is earlier.

The Administrator in its discretion may grant Options to officers, key employees, Directors or consultants of the Company. Options granted to officers, key employees, Directors or consultants pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)    Exercise Price.    The per Share exercise price of an Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant.

(b)    Option Term.    The Administrator shall fix the term of each Option, which term shall in no event exceed ten years from the date of grant.

(c)    Exercisability; Rights of a Shareholder.    Options shall become exercisable at such time or times, whether or not in installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Option. An Optionee shall have the rights of a Shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

(d)    Method of Exercise.    Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)    In the form of Shares that are not then subject to restrictions under any Company plan, if permitted by the Administrator in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the exercise date.

(e)    Determination of Purchase Price/Number of Shares Purchased.     The Optionee may, at its option, elect to pay some or all of the purchase price payable upon an exercise of his Options by canceling a portion of his Options exercisable for such number of Shares as are then issuable determined by dividing (i) the total purchase price payable in respect of the number of Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per Share as of the Exercise Date, over the Exercise Price per share. If the Optionee wishes to exercise the Options pursuant to this method of payment with respect to the maximum number of Shares so purchasable pursuant to this method, then the number of Shares so purchasable shall be equal to the total number of Shares, minus the product obtained by multiplying (x) the total number of Shares purchasable by (y) a fraction, the numerator of which shall be the Exercise Price per share and the denominator of which shall be the Fair Market Value per Share as of the Exercise Date.

(f)    Non-transferability of Options.    No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution and, during the lifetime of such Optionee may be exercised only by such Optionee.

(g)    Termination for Cause.    If any Optionee’s service with the Company has been terminated for Cause, any Option held by such Optionee shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(h)    Written Agreement.    Each Option granted hereunder to an Optionee shall be embodied in a written agreement (an “Option Agreement”) that shall contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law.

(i)    Other Termination.    Unless otherwise determined by the Administrator, if the service of an Optionee holding Incentive Stock Options terminates for any reason other than for Cause, any Incentive Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three (3) months (or such longer period as the Administrator shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(j)    Form of Settlement.    Shares issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6.	Restricted Stock Awards.

(a)    Nature of Restricted Stock Awards.    The Administrator may grant Restricted Stock Awards to officers, key employees, Directors and consultants of the Company and of its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant, or be free of further restrictions or conditions (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an officer, key employee, Director or consultant by the Administrator in lieu of any compensation due to such officer, key employee or Director.

(b)    Acceptance of Award.    A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Administrator may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Administrator in an amount equal to the specified purchase price, if any, of the Shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Administrator shall determine.

(c)    Rights as a Shareholder.    Upon complying with Section 6(b) above, a participant shall have all the rights of a Shareholder with respect to the Restricted Stock including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d)    Restrictions.    Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e)    Vesting of Restricted Stock.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

(f)    Waiver, Deferral and Reinvestment of Dividends.    The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 7.	Tax Withholding.

(a)    Payment by Participant.    Each participant shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)    Payment in Shares.    A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

Section 8.	Transfer, Leave of Absence, Etc.

For purposes of the Plan, an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing shall not be deemed a termination of service.

Section 9.	Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

Section 10.	Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 11.	Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 11:

(a)    Each Stock Option shall automatically become fully exercisable unless the Administrator shall otherwise expressly provide at the time of grant.

(b)    Restrictions and conditions on Awards of Restricted Stock shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Shares subject to such Awards unless the Administrator shall otherwise expressly provide at the time of grant.

(c)    Unless otherwise expressly provided at the time of grant, participants who hold Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a Share on the date such right is exercised and (y) the highest price paid for Shares or, in the case of securities convertible into Shares or carrying a right to acquire Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Shares or at which Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the exercise price per share under the Option, multiplied by the number of Shares with respect to which such right is exercised.

(d)    “Change of Control” shall mean the occurrence of any one of the following events:

(i)    any transaction (which shall include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that Shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

(ii)    persons who, as of the date of this Plan, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent the date of this Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director;

(iii)    the Shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(iv)    the Shareholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

Section 12.	General Provisions.

(a)    No Distribution; Compliance with Legal Requirements.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(b)    Delivery of Stock Certificates.    Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 13.	Issuance of Shares.

As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

(a)    a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)    a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Section 14.	Interpretation.

(a)    The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)    Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(c)    Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

Section 14.	Governing Law.

This plan shall be governed by Ohio law except to the extent such law is preempted by federal law.

[FRONT]

PROXY	OURPET’S COMPANY	PROXY

ANNUAL MEETING OF SHAREHOLDERS, May 30, 2008

1300 East Street, Fairport Harbor, Ohio 44077

9:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Konstantine S. Tsengas the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of OurPet’s Company to be held on May 30, 2008, at 1300 East Street, Fairport Harbor, Ohio 44077, beginning at 9:00 a.m. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the May 6, 2008 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of OurPet’s Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSAL TWO AND PROPOSAL THREE.

1.	Election of Joseph T. Aveni, Dr. William M. Fraser, James D. Ireland III, John Spirk and Dr. Steven Tsengas as directors.

FOR ☐                                     WITHHELD ☐

FOR, EXCEPT WITHHELD FROM THE FOLLOWING NOMINEE(S): ☐

2.	Ratification of the appointment of S.R. Snodgrass, A.C. as the independent auditor of OurPet’s Company.

FOR ☐                                      AGAINST ☐                                      WITHHELD ☐

3.	Approve the adoption of the 2008 Stock Option Plan.

FOR ☐                                      AGAINST ☐                                      WITHHELD ☐

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

[BACK]

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Dated:                                                                  , 2008

Signature

Signature if held jointly

I plan to attend the meeting: Yes ☐ No ☐

This proxy will be voted FOR all nominees and FOR Proposal Two and Proposal Three unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.